                                                                     EXHIBIT 3.4

(SEAL) DEAN HELLER                                      FILED # CS751-C1
       Secretary of State                                       --------
       204 North Carson Street, Suite 1
       Carson City, Nevada 89701-4299                      APR 13 2004
       (775) 694-5708
       Website: secretaryofstate.biz                    AT THE OFFICE OF
                                                          DEAN HELLER
                                                    NEVADA SECRETARY OF STATE

           ----------------------------------
               CERTIFICATE OF AMENDMENT
          (PURSUANT TO NRS 78.385 AND 78.390)
           ----------------------------------


Important: Read attached instructions before completing form.

                                                 ABOVE SPACE FOR OFFICE USE ONLY


             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Viseon, Inc.

2. The articles have been amended as follows (provide articles numbers, if available):

ARTICLE FIVE is hereby amended to read as follows:

That the total number of voting common stock authorized that may be issued by the corporation is One Hundred Million (100,000,000) shares of stock with $.01 par value and Five Million (5,000,000) in blank check preferred stock with $.01 par value. No other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 10,197,789.

4. Effective date of filing (optional):

             (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ JOHN C. HARRIS
                                 ----------------------------------------------


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

                                  Nevada Secretary of State AM 78.385 Amend 2003
                                                            Revised on: 11/03/03

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)
                                       OF
                                  VISEON, INC.


1.       The name of the Corporation is Viseon, Inc.

2.       The articles have been amended as follows:

                  ARTICLE FIVE IS HEREBY AMENDED TO READ AS FOLLOWS:

                  That the total number of voting common stock authorized that may be issued by the corporation is One Hundred Million (100,000,000) shares of stock with $.01 par value and Five Million (5,000,000) in blank check preferred stock with $.01 par value. No other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.

3. On the 27th day of February 2004, by written consent, the Board of Directors of the Corporation approved the amendment and restatement of the Corporation's Articles of Incorporation.

4. The number of shares of voting stock of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 20,168,639. Said amendment has been consented to and approved by 10,197,789 votes of the stockholders, which constitutes at least a majority of the stockholders of each class of stock outstanding and entitled to vote thereon.

5. IN WITNESS WHEREOF, the undersigned has set forth his this 12th day of April 2004.



                                        VISEON, INC.


                                        /s/  JOHN HARRIS
                                        -------------------
                                        By: John Harris
                                        Its: President